                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         Central Securities Corporation
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                PRELIMINARY COPY

                         CENTRAL SECURITIES CORPORATION:
                                                             February 4, 1998


  TO THE STOCKHOLDERS OF CENTRAL SECURITIES CORPORATION:

     The enclosed Notice and Proxy Statement for this year's Annual Meeting contain five proposals in addition to the election of Directors and the ratification of the selection of auditors, which are on the agenda every year. These proposals, in general, would give your management increased flexibility in investing and in financing the Corporation. The proposals are listed in the Notice and discussed in the Proxy Statement. Please read each proposal and discussion carefully. Your Directors believe it is in the best interest of stockholders for management to have the flexibility to act in these matters should a need or opportunity arise.

     A proxy is enclosed with the Notice and Proxy Statement. Please complete, sign, and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs.

                                                 Sincerely,


                                                 Wilmot H. Kidd
                                                 PRESIDENT

                                PRELIMINARY COPY
                         CENTRAL SECURITIES CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 11, 1998

     NOTICE is hereby given that the Annual Meeting of Stockholders of Central Securities Corporation will be held at the office of the Corporation, 1209 Orange Street, Wilmington, Delaware on Wednesday, March 11, 1998 at 11 A.M., for the following purposes:
          1. To elect a board of five directors;
          2. To act upon a proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Corporation for the ensuing year;
          3. To act upon a proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock and Convertible Preference Stock;
          4. To act upon a proposal to change the fundamental policy of the Corporation regarding senior securities;
          5. To act upon a proposal to change the fundamental policy of the Corporation regarding the purchase or sale of commodities or commodity contracts;
          6. To act upon a proposal to adopt a non-fundamental policy regarding purchases and sales of put and call options and use of short sales;
          7. To act upon a proposal to affirm the investment policy of the Corporation to operate as a non-diversified investment company; and
          8. To act upon such other matters as may properly come before the meeting.
     The Board of Directors has fixed the close of business on January 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, and only stockholders of record on such date are entitled to vote on these matters at the meeting or any adjournment thereof.

                                                    By order of the Board of
                                                            Directors

                                                         KAREN E. RILEY
                                                            SECRETARY
New York, New York
February 4, 1998

PROXY STATEMENT
                                                                FEBRUARY 4, 1998
                         CENTRAL SECURITIES CORPORATION
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                            (TEL. NO. 212-688-3011)

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about February 4, 1998 in connection with the solicitation of proxies by the Board of Directors of Central Securities Corporation (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on March 11, 1998, or any adjournment thereof (the "Meeting"). Properly executed proxies received by the Corporation prior to the Meeting will be voted in accordance with the specific voting instructions indicated on the proxy. If no instructions are specified, the shares will be voted for the nominees for director and in favor of proposals (2), (3), (4), (5), (6) and (7). Any proxy may be revoked at any time before it is exercised at the Meeting by the delivery or mailing of written notice to the Secretary of the Corporation, by executing and delivering a later-dated proxy or by appearing and voting in person by ballot at the Meeting.
     The record date for stockholders entitled to vote at the Meeting is the close of business on January 23, 1998. On that date, the Corporation had
outstanding         shares of Convertible Preference Stock, $2.00 Series D (the
"Preference Stock"), and            shares of Common Stock.
     On all matters except the election of the directors of the Corporation, or as otherwise provided by law, the holders of the Corporation's Preference Stock and Common Stock, voting together as one class, shall be entitled to one vote per share. The presence, in person or by proxy, of a majority of the issued and outstanding stock of the Corporation shall constitute a quorum for the transaction of business at the Meeting.

                SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OF
                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS,
                           AND OF EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 1997 regarding the share ownership of each person who is known to the Corporation to have been a beneficial owner of more than five percent of any class of stock of the Corporation, of each nominee for election to the Board of Directors of the Corporation, and of all directors and executive officers as a group:

               NAME OF NOMINEE TO
             THE BOARD OF DIRECTORS                                               AMOUNT AND           PERCENT
               OR NAME AND ADDRESS                                           NATURE OF BENEFICIAL         OF
               OF BENEFICIAL OWNER                        TITLE OF CLASS        OWNERSHIP (1)         CLASS (2)
             -----------------------                     -----------------   --------------------    ------------
Donald G. Calder*................................        Preference Stock                612(3)
                                                         Common Stock                 11,225(3)
Jay R. Inglis*...................................        Preference Stock                 14
                                                         Common Stock                    954(4)
Christian A. Johnson
  Endeavor Foundation (5)........................        Preference Stock            249,237               68.9(6)
1060 Park Avenue                                         Common Stock              5,174,595(7)            36.5(6)
New York, New York 10028
Dudley D. Johnson*...............................        Common Stock                 32,993(8)
Wilmot H. Kidd*..................................        Preference Stock             54,501(9)(10)        15.1(11)
375 Park Avenue                                          Common Stock              1,663,563(9)(10)        11.7(11)
New York, New York 10152
Mrs. Wilmot H. Kidd..............................        Preference Stock             54,501(9)(10)        15.1(11)
1060 Park Avenue                                         Common Stock              1,663,563(9)(10)        11.7(11)
New York, New York 10028
C. Carter Walker, Jr.*...........................        Preference Stock              3,551(10)(12)        1.0(13)
                                                         Common Stock                481,798(10)(12)        3.4(13)
All directors and officers as a group............        Preference Stock             55,127(10)           15.2(14)
                                                         Common Stock              1,840,795(10)(15)       13.0(14)

------------------------------
* Indicates nominee for election to the Board of Directors.
     (1) Except as otherwise indicated, to the Corporation's knowledge the beneficial owner had sole investment power and sole voting power with respect to the shares shown opposite the name of such beneficial owner.
     (2) As calculated on the basis of 361,634 shares of Preference Stock and 14,191,745 shares of Common Stock outstanding on December 31, 1997, Messrs. Calder and Inglis each owned less than 1% of the outstanding Preference Stock and Common Stock and Mr. Johnson owned less than 1% of the outstanding Common Stock.
     (3) Includes 606 shares of Preference Stock and 2,263 shares of Common Stock owned by Mr. Calder's wife or held for the benefit of their children. He disclaims beneficial ownership of such shares. Does not include 2,103 shares of Common Stock that would have been issuable upon conversion of the Preference Stock.
     (4) Does not include 48 shares of Common Stock that would have been issuable upon conversion of the Preference Stock.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

     (5) Mrs. W. H. Kidd, whose husband is the President of the Corporation, is President and Trustee of the Christian A. Johnson Endeavor Foundation (the "Foundation").
     (6) On a combined basis, the Foundation owned approximately 37.3% of the voting stock of the Corporation.
     (7) Does not include 857,126 shares of Common Stock that would have been issuable upon conversion of the Preference Stock.
     (8) Includes 12,955 shares of Common Stock held in the Young & Franklin Inc. Retirement Income Trust of which Mr. Johnson is trustee. He disclaims beneficial ownership of such shares.
     (9) An aggregate of 54,501 shares of Preference Stock and 1,663,563 shares of Common Stock were included in the shares beneficially owned by each of Mr. and Mrs. Kidd. The shares set forth for each of Mr. Kidd and Mrs. Kidd include 5,703 shares of Preference Stock and 281,363 shares of Common Stock owned by Mr. Kidd as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mrs. Kidd disclaims beneficial ownership; 19,263 shares of Preference Stock and 605,245 shares of Common Stock owned by Mrs. Kidd or held in trusts for her benefit as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. Kidd disclaims beneficial ownership; and 25,984 shares of Preference Stock and 539,534 shares of Common Stock owned by Mr. and Mrs. Kidd's children or held in trusts for their benefit or for the benefit of other family members as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership. The shares set forth for each of Mr. and Mrs. Kidd also include 175,582 shares of Common Stock held in the estate of Mrs. Christian A. Johnson, Mrs. Kidd's mother, of which Mrs. Kidd is executrix and a beneficiary, as to which Mr. Kidd disclaims beneficial ownership; and 3,551 shares of Preference Stock and 61,839 shares of Common Stock held in trust for the benefit of Mr. and Mrs. Kidd's children as to which Mr. and Mrs. Kidd had no voting or investment power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership. The shares set forth for Mr. and Mrs. Kidd do not include 187,425 shares of Common Stock that would have been issuable upon conversion of the Preference Stock.
     (10) An aggregate of 3,551 shares of Preference Stock, 349,738 shares of Common Stock, and 12,211 shares of Common Stock that would have been issuable upon conversion of the Preference Stock were included in the shares beneficially owned by each of Mr. Kidd, Mrs. Kidd, and Mr. C. Carter Walker, Jr.
     (11) On a combined basis, Mr. and Mrs. Kidd together owned approximately 11.8% of the voting stock of the Corporation.
     (12) Includes 56,080 shares of Common Stock owned by Mr. Walker's wife or held in trusts for the benefit of their children as to which Mr. Walker had shared investment power and shared voting power, 25,925 shares of Common Stock held in trust for the benefit of his children as to which Mr. Walker had no voting or investment power, and 3,551 shares of Preference Stock and 349,738 shares of Common Stock held in trusts for the benefit of Mrs. Wilmot H. Kidd or her children as to which Mr. Walker had shared investment power and shared voting power. Mr. Walker disclaims beneficial ownership of all such shares. Does not include 12,211 shares of Common Stock that would have been issuable upon conversion of the Preference Stock.
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

     (13) On a combined basis, Mr. Walker owned approximately 3.3% of the voting stock of the Corporation.
     (14) On a combined basis, all officers and directors as a group owned approximately 13.0% of the voting stock of the Corporation.
     (15) Does not include 189,576 shares of Common Stock that would have been issuable upon conversion of the Preference Stock.
     The share ownership of Wilmot H. Kidd, President of the Corporation, is given above. No other executive officer of the Corporation owns, beneficially or otherwise, any shares of stock of the Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Preference Stock and Common Stock of the Corporation. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.
     To the Corporation's knowledge, based solely on review of copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that for fiscal year 1996 the Christian A. Johnson Endeavor Foundation (the "Foundation") and Mr. and Mrs. W. H. Kidd filing jointly, each filed late with the SEC an amended Form 5, Annual Statement of Beneficial Ownership of Securities, covering shares of Common Stock of the Corporation donated to the Foundation in one transaction by one trust of which Mrs. Kidd is trustee. There were no other transactions involving securities of the Corporation by Mr. or Mrs. Kidd or the Foundation that were not reported on a timely basis, no required Form which was not timely filed and no failure to file a required Form for fiscal years 1996 or 1997.

                               VOTING PROCEDURES

     The election of directors by the holders of Preference Stock and the election of directors by the holders of Common Stock each requires the affirmative vote of a majority of the shares of each such class of stock, taken separately, present in person or represented by proxy at the Meeting and entitled to so vote. Shares of Preference Stock or Common Stock represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as director by such class will be counted for the purpose of determining the number of shares of such class present and entitled to vote, and shall therefore have the same effect as if the shares represented thereby were voted against such election. The ratification of the selection of independent auditors of the Corporation requires the affirmative vote of a majority of the shares of Common Stock and Preference Stock, voting together as one class, present in
                                       4
person or represented by proxy at the Meeting and entitled to so vote. The necessary vote for each other proposal is set forth in such proposals. Shares of Preference Stock or Common Stock represented by proxies which are marked "abstain" with respect to any matter to be voted upon will be counted for the purpose of determining the number of shares present and entitled to vote, and shall therefore have the same effect as if the shares represented thereby were voted against such matter. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be treated as present but not entitled to vote at the Meeting for the purpose of determining the number of votes needed with respect to each item to be voted upon, and shall therefore have no effect on such vote except to the extent that the approval of proposals 3, 4, 5 and 7 require either the majority vote of the outstanding shares of Common Stock and Preference Stock voting together as a single class or the majority vote of the outstanding shares of Preference Stock voting as a separate class, and therefore, a broker non-vote with respect to shares in the voting class shall have the effect of a negative vote with respect to such proposal.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors recommends the election of five directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If any nominee for director is unable or declines to serve, for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. All the nominees have consented to become directors and all were elected at the last Annual Meeting of Stockholders.
     The holders of Preference Stock, voting as a class, are entitled exclusively to elect two directors of the Corporation and are not entitled to participate in the election of the remaining directors. Duly authorized proxies for Preference Stock will be voted for the election of Mr. Donald G. Calder and Mr. Jay R. Inglis.
     The holders of Common Stock, voting as a class, are entitled exclusively to elect all directors of the Corporation other than those elected by the holders of Preference Stock. Duly authorized proxies for Common Stock will be voted for the election of Mr. Dudley D. Johnson, Mr. Wilmot H. Kidd and Mr. C. Carter Walker, Jr.
                                       5

     The following table indicates the age, principal occupations during the last five years and positions (if any) with the Corporation, and the year each nominee was first elected to the Board of Directors:

                                                          PRINCIPAL OCCUPATIONS                  DIRECTOR OF
                                                            (LAST FIVE YEARS)                    CORPORATION
                                                          AND POSITION (IF ANY)                  CONTINUOUSLY
              NOMINEE                 AGE                  WITH THE CORPORATION                     SINCE
-----------------------------------   ---   --------------------------------------------------   ------------
Donald G. Calder...................   60        President, G. L. Ohrstrom & Co., Inc. (private       1982
                                              investment firm) since 1997, Vice President from
                                                  1996 to 1997, and Partner of its predecessor
                                                   from 1970 to 1996; Director of Brown-Forman
                                              Corporation, Carlisle Companies Incorporated and
                                              Roper Industries, Inc. and Chairman and Director
                                                     of Harrow Industries, Inc. (manufacturing
                                                                                    companies)
Jay R. Inglis......................   63            Executive Vice President, Holt Corporation       1973
                                                                   (insurance holding company)
Dudley D. Johnson..................   58             President, Young & Franklin Inc. (private       1984
                                                                        manufacturing company)
Wilmot H. Kidd*....................   56         Investment and research -- President, Central       1972
                                                  Securities Corporation; Director of Winthrop
                                                        Opportunity Funds (investment company)
C. Carter Walker, Jr...............   63                                      Private Investor       1974

---------------
* Mr. Kidd is an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.
     The Board of Directors had ten regular meetings in 1997. The Board of Directors has an Audit Committee, consisting of Messrs. Calder, Inglis, Johnson and Walker, but it does not have a Compensation Committee or a Nominating Committee. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committee on which they served.
     The Audit Committee recommends to the Board of Directors the firm of independent auditors who are to be engaged to audit the books of account and other corporate records of the Corporation, reviews with the independent auditors the scope of their examination with particular emphasis on the areas to which either the Audit Committee or the independent auditors believe special attention should be directed, reviews the recommendations of the independent auditors regarding internal controls and other matters, and reports from time to time to the Board of Directors with respect to the internal control and accounting practices of the Corporation. The Audit Committee also reviews and considers the nature and scope of audit and non-audit fees of the independent auditors. The Audit Committee met three times in 1997.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The executive officers of the Corporation are Mr. Wilmot H. Kidd, President, Mr. Charles N. Edgerton, Vice President and Treasurer, and Ms. Karen
E. Riley, Secretary. Information concerning Mr. Kidd is given above under "Election of Directors." Mr. Edgerton, 53, was elected Vice President in
                                       6

1989 and has been Treasurer since 1985. Ms. Riley, 47, has been Secretary since 1986. Executive officers serve as such until the election of their successors.

                                  COMPENSATION

     The table below sets forth for all directors and for each of the three highest-paid executive officers the aggregate compensation received from the Corporation for 1997 for services in all capacities:

                                                                                               PENSION OR
                                                                                               RETIREMENT
                                                                                            BENEFITS ACCRUED
                           NAME OF PERSON,                                 AGGREGATE           AS PART OF
                              POSITION                                    COMPENSATION        EXPENSES(1)
                          -----------------                               ------------      ----------------
Donald G. Calder
  Director...........................................................       $ 14,350
Jay R. Inglis
  Director...........................................................         14,350
Dudley D. Johnson
  Director...........................................................         13,150
C. Carter Walker, Jr.
  Director...........................................................         14,350
Wilmot H. Kidd
  President and Director(2)..........................................        753,444            $ 24,000
Charles N. Edgerton
  Vice President and Treasurer.......................................        193,905(3)           24,000
Karen E. Riley
  Secretary..........................................................        126,362(3)           18,954

------------------------------
     (1) Represents contributions to the Corporation's Profit Sharing Plan.
     (2) All remuneration received by Mr. Kidd was in his capacity as President of the Corporation.
     (3) Includes compensation of $98,000 and $63,000 accrued in 1997 for Mr. Edgerton and Ms. Riley, respectively, deferred until January, 1998.
     Each director who is not an officer is paid $1,200 for each Board of Directors meeting attended. Each member of the Audit Committee is paid $900 for each Audit Committee meeting attended.
PROFIT SHARING PLAN
     Generally, all salaried employees of the Corporation are eligible to participate in the Profit Sharing Plan. The Plan provides for contributions by the Corporation from its profits of up to 15% of an employee's compensation. The vested contributions credited to an employee's account are payable at normal (age 65), early, or disability retirement, death or other termination of employment and may be paid in various forms, including a lump sum cash payment or a monthly annuity. The officers referred to above are fully vested in all contributions to the Plan.
                                       7

     Employees may withdraw the amounts of any voluntary contributions made prior to 1991 and may, under certain conditions, withdraw or borrow against vested Corporation contributions. Under the Plan, each employee is permitted to invest the assets in his account in the capital stock of one or more regulated investment companies from a selection provided from time to time by the Plan Administrator. Such regulated investment companies include, among others, U.S. Treasury funds; short-term, global government and international bond funds; and general and specialized stock funds.

                BROKERAGE COMMISSIONS ON PORTFOLIO TRANSACTIONS

     During the year ended December 31, 1997, the Corporation paid $114,767 in brokerage commissions on portfolio transactions to various brokerage firms. All of the commissions paid in 1997 were paid to brokers providing investment research and services. No commissions were paid to any affiliated broker.

                               PORTFOLIO TURNOVER

     The ratio of the lesser of the value of purchases or sales of portfolio securities to the monthly average of the value of portfolio securities (in all cases, exclusive of United States government securities, short-term securities, and certificates of deposit) for the years 1995 through 1997 was as follows:


1995           1996           1997
----           ----           ----
8%             10%            11%


               PROPOSAL 2.  RATIFICATION OF INDEPENDENT AUDITORS

     Stockholders are invited to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation for the year 1998. KPMG Peat Marwick LLP has no direct or material indirect financial interest in the Corporation other than its employment in such capacity.
     At a meeting held January 23, 1998, a majority of the directors who were not "interested persons" (as defined under the Investment Company Act of 1940) selected KPMG Peat Marwick LLP to act as auditors for the Corporation during 1998. A representative of KPMG Peat Marwick LLP is not expected to be present at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS SELECTION.

             PROPOSAL 3.  AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO INCREASE AUTHORIZED NUMBER OF SHARES OF
                 COMMON STOCK AND CONVERTIBLE PREFERENCE STOCK

     It is proposed to amend Article Fourth of the Corporation's Certificate of Incorporation so as (i) to increase the authorized number of shares of Common Stock, par value $1.00 per share, of the Corporation from 20,000,000 shares to 30,000,000 shares and (ii) to increase the total number of shares of Convertible Preference Stock, without par value, of the Corporation from 750,000 shares to 4,000,000 shares. On December 31, 1997 there were outstanding and reserved for issuance 15,435,404 shares of Common Stock
                                       8
consisting of 14,191,745 shares outstanding and 1,243,659 shares reserved for issuance upon conversion of the Convertible Preference Stock, $2.00 Series D. On December 31, 1997 there were outstanding 361,634 shares of Convertible Preference Stock consisting entirely of shares of Convertible Preference Stock, $2.00 Series D.
     The Board of Directors deems it advisable to increase the authorized capital of the Corporation so that the Corporation may have more flexibility and, whenever the proper occasion arises for so doing, the Board of Directors may be in a position to issue, without further approval, additional authorized but unissued shares for such purposes and upon such terms as it believes advisable and in the best interests of the Corporation. The Board of Directors has no understandings, agreements, arrangements, or plans with respect to the issuance of the stock to be newly authorized. However, for many years, the Corporation has declared year-end distributions in stock with an option to the stockholder to elect cash instead.
     The Board recommends that the Certificate of Incorporation of the Corporation be amended as indicated above.
     The Common Stock and Convertible Preference Stock of the Corporation do not carry preemptive rights to purchase or subscribe for unissued stock.
     Under the Investment Company Act of 1940 (the "1940 Act"), holders of Convertible Preference Stock have full voting rights either as a single class with the Common Stock or in certain circumstances as a separate class and may have such other voting rights as may be required by other applicable laws or regulations, and as may be fixed by the Board of Directors in respect of any series of Convertible Preference Stock. Under the 1940 Act, shares of Convertible Preference Stock cannot be issued unless provision is made for the holders thereof, voting as a separate class, to elect two directors of the Corporation and, if at any time dividends on the Convertible Preference Stock shall be unpaid in an amount equal to two full years' dividends, to elect a majority of the Board of Directors until all dividends in arrears shall have been paid or otherwise provided for. In addition, the 1940 Act requires that any action which would change the Corporation's classification under the 1940 Act or any action to change the statements of policy with respect to certain of the Corporation's activities contained in its registration statement under the 1940 Act (such as issuance of senior securities, borrowing money, underwriting securities, concentration of investments, and the purchase and sale of real estate and commodities or commodities contracts), or any action in respect of any plan of reorganization (as defined in the 1940 Act) which adversely affects the Convertible Preference Stock, must be approved by a vote of the holders of a majority of the outstanding Convertible Preference Stock voting as a separate class. Therefore, issuance of additional Convertible Preference Stock would result, to a certain degree, in dilution of the voting rights of the holders of Common Stock and Convertible Preference Stock, $2.00 Series D both with regard to matters on which the holders of Convertible Preference Stock and Common Stock may vote as a single class or as separate classes.
     Under the 1940 Act the Convertible Preference Stock must have complete priority over the Common Stock as to distribution of assets and payment of dividends, which dividends must be cumulative, and no series of Convertible Preference Stock may have a preference or priority over any other series as to distribution of assets or payment of dividends. Accordingly, no dividends could be declared or paid on the Common Stock (other than in Common Stock) and no distribution could be declared or made on the Common Stock, unless all dividends on the Convertible Preference Stock for past quarterly periods and the then
                                       9
current quarterly period had been paid or declared and set apart and unless at the time of declaration of the dividend the Convertible Preference Stock had an "asset coverage" (as defined in the 1940 Act) of at least 200% after deducting the amount of the dividend or distribution. Any additional shares of Convertible Preference Stock would (as is presently the case with respect to the Convertible Preference Stock, $2.00 Series D) bear a fixed dividend rate.
     For Federal income tax purposes, dividends on any newly issued series of Convertible Preference Stock are treated as consisting of the Convertible Preference Stock's proportionate share of each type of income of the Corporation (e.g., net investment income, short-term capital gain, mid-term capital gain and long-term capital gain). Subject to payment of the dividend requirement on such Convertible Preference Stock, the holders of Common Stock would receive dividends which, for federal income tax purposes, are treated as consisting of the Common Stock's proportionate share of each type of income of the Corporation.
     To effect the amendment of Article Fourth of the Certificate of Incorporation increasing the authorized amount of Common Stock and Convertible Preference Stock it is necessary that such amendment receive the affirmative vote of a majority of all of the outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
              PROPOSAL 4.  CHANGE IN FUNDAMENTAL POLICY REGARDING
                         ISSUANCE OF SENIOR SECURITIES

     The Corporation currently has the following fundamental policy regarding the issuance of senior securities, as set forth in its registration statement under the 1940 Act:
          "(1) THE ISSUANCE OF SENIOR SECURITIES. The Registrant has never issued bonds or debentures and has never issued senior equity securities except for shares of Preference Stock originally authorized and issued for cash or distributed to existing holders of the Registrant's securities. The Registrant has no present intention of changing this policy."
     It is proposed to change this fundamental policy to read in its entirety as follows:
          "(1) THE ISSUANCE OF SENIOR SECURITIES. The policy of the Registrant is to operate with funds procured in part through the issuance of senior securities when and if, in the judgment of its directors, such action is deemed advisable and not to issue any class of senior security, or sell such security of which it is the issuer, except as permitted by the Investment Company Act of 1940."
     In accordance with its current policy, the Corporation has from time to time distributed shares of Convertible Preference Stock on a pro rata basis to existing holders of Common Stock in lieu of cash distributions. In addition, although the Corporation has not done so in the recent past, under its current policy the Corporation has the ability to issue senior equity securities such as its Convertible Preference Stock for cash as a means of increasing the capital base of the Corporation. However, under its current policy, the Corporation is not empowered to issue senior debt securities for any reason and may not issue senior equity securities other than for cash or as a distribution to existing stockholders. For example, under
                                       10
its current policy the Corporation could not issue senior securities in connection with acquisition opportunities.
     Although the Corporation has no present commitment or plan to issue senior securities, including shares, either authorized or proposed to be authorized, of Convertible Preference Stock, the Board of Directors deems it advisable to amend the Corporation's present policy as indicated above to permit the issuance of senior securities (subject to statutory restrictions) in situations in addition to those set forth in the Corporation's current policy when and if, in the judgment of the Board of Directors, such action is deemed advisable and in the best interests of the Corporation. Generally, further stockholder approval would not be required for any such issuance.
     In the case of senior securities representing indebtedness, stockholder approval of the proposed change would enable the Corporation's Board of Directors to cause the Corporation to issue and sell bonds, debentures, notes or similar obligations constituting securities and evidencing indebtedness of the Corporation. Such indebtedness could be convertible into shares of the Common Stock of the Corporation at any time during its term and would have such interest rates, maturities and other terms and conditions as may be fixed by the Board of Directors prior to their issuance. In the case of other senior securities, such securities would consist of shares of the Convertible Preference Stock of the Corporation.
     The issuance and sale of senior securities by the Corporation is a speculative investment technique that creates an opportunity for greater total return to the Common Stockholders, but, at the same time, involves special risk considerations that may not be associated with other investment companies having a similar investment objective and policies. Since substantially all of the Corporation's assets fluctuate in value, and the obligations resulting from the issuance and sale of senior securities representing indebtedness and Convertible Preference Stock will generally be fixed, the net asset value per share of the Common Stock will tend to increase more when its portfolio securities increase in value and to decrease more when such securities decrease in value than would otherwise be the case. This is the speculative factor known as leverage. In addition, interest costs on senior securities representing indebtedness may partially offset or exceed the return earned on the monies obtained through the issuance and sale of senior securities. Under adverse market conditions, the Corporation might have to sell portfolio securities to service its senior securities at a time when investment considerations would not favor such sales.
     The change in the fundamental policy of the Corporation regarding the issuance of senior securities requires the affirmative vote of (i) the lesser of
(A) 67% of all of the outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class, present or represented at the Meeting (assuming that more than 50% of the combined outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D are present or represented at the Meeting) or (B) a majority of all of the outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class, and (ii) a majority of all of the outstanding shares of Convertible Preference Stock, $2.00 Series D, voting as a separate class.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

              PROPOSAL 5.  CHANGE IN FUNDAMENTAL POLICY REGARDING
             PURCHASE OR SALE OF COMMODITIES OR COMMODITY CONTRACTS

     The Corporation currently has the following fundamental policy regarding the purchase or sale of commodities or commodity contracts, as set forth in its registration statement under the 1940 Act:
          "(6) THE PURCHASE OR SALE OF COMMODITIES OR COMMODITY CONTRACTS. The Registrant has never purchased or sold any commodities or commodity contracts, directly or through any subsidiary, and has no present intention of making any such purchases or sales."
     It is proposed to change this fundamental policy to read in its entirety as follows:
          "(6) THE PURCHASE OR SALE OF COMMODITIES OR COMMODITY CONTRACTS. The policy of the Registrant with respect to the purchase and sale of commodities and commodity contracts by the Registrant is not to conduct such operations except to the extent of the investment of not more than 15% of the value of the assets of the Registrant at the time."
     The Board of Directors believes it is advisable to amend the Corporation's current policy to permit investment in commodities or commodity contracts to the extent of not more than 15% of its assets (measured at the time of the investment) when and if in the judgment of the Board of Directors, such action is deemed advisable and in the best interests of the Corporation. The amendment will enable the Corporation to engage in strategies available to other investment companies with similar investment objectives.
     Under the proposed change, the Corporation would be permitted to purchase and sell commodities futures contracts which generally include financial futures contracts (such as stock index futures contracts). A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a specific commodity at a specified price, date, time and place designated at the time the contract is made. Entering into a contract to buy is commonly referred to as buying or purchasing a contract or holding a long position. Entering into a contract to sell is commonly referred to as selling a contract or holding a short position. A stock index futures contract is an agreement that obligates one party to deliver to the other party an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the value at which the agreement is made. No physical delivery of securities is made. Purchases of stock index futures contracts will allow the Corporation to put cash to work very quickly, in a way that achieves a rate of return related to the returns available in the equity markets, and could be used by the Corporation to invest cash balances pending long-term investments.
     If the Corporation purchases a futures contract, the Corporation will be required to deposit with its custodian (or broker, if legally permitted) a specified amount of cash and/or U.S. Government securities or other securities acceptable to the broker ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract, and is returned to the Corporation upon termination of the contract, assuming all contractual obligations have been satisfied. A futures contract held by the Corporation is valued daily at the official settlement price of the exchange on which it is traded. Each day the Corporation's account is adjusted by an amount equal to the daily change in value of the futures contract. This amount is called "variation margin" and the process
                                       12
is known as "marking-to-market." Variation margin paid or received by the Corporation does not represent a borrowing or loan by the Corporation but is instead settlement between the Corporation and the broker of the amount one would owe the other if the futures contract had expired at the close of the previous day. In computing its net asset value, the Corporation will mark-to-market any open futures positions.
     In no event will the Corporation's use of futures contracts exceed the limits imposed from time to time by the Commodity Futures Trading Commission for exclusion from the definition of "commodity pool operator". Currently, the exclusion is for futures contracts used for hedging transactions or in amounts such that the aggregate initial margin required to establish the futures contracts positions does not exceed 5% of the liquidation value of the Corporation's portfolio, taking into account any gains or losses on the futures contracts.
     There are several risks associated with the use of futures contracts. A purchase of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no assurance that a liquid market will exist at a time when the Corporation seeks to close out a futures position, although the trading market for certain stock index futures is currently quite well-developed. If the Corporation were unable to close out a position, the Corporation would be exposed to possible loss on the position during the interval of inability to close, and would continue to be required to meet margin requirements until the position is closed.
     Under the proposed change, the Corporation would also be permitted to invest in commodities such as gold and other precious metals when and if such investments are consistent with the Corporation's investment objectives. Investments in gold and other precious metals are considered speculative and are affected by a variety of world-wide economic, financial and political factors. For example, prices of such commodities may fluctuate sharply over short periods of time due to changes in inflation or expectations regarding inflation in various countries.
     In order for the Corporation to continue to qualify for Federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, and gains from the sale of securities (as defined in the 1940 Act) or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such securities or currencies. For purposes of the 90% gross income rule, gains on options and futures contracts, including options and futures contracts on stock indexes, generally constitute qualifying income. It is not clear, however, that gains on commodities, options on commodities or future contracts on commodities ("Commodity Gains") are qualifying income. The Corporation intends to exercise due care so that the total of Commodity Gains plus other nonqualifying income of the Corporation (if any) would constitute less than 10% of its gross income.
     The change in the fundamental policy of the Corporation regarding the purchase or sale of commodities or commodity contracts requires the affirmative vote of (i) the lesser of (A) 67% of all of the outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class, present or represented at the Meeting (assuming that more than 50% of the combined outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D are present or represented at the Meeting) or (B) a majority of all of the outstanding shares of Common Stock and
                                       13

Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class, and (ii) a majority of all of the outstanding shares of Convertible Preference Stock, $2.00 Series D, voting as a separate class.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                PROPOSAL 6.  ADOPTION OF NON-FUNDAMENTAL POLICY
  REGARDING PURCHASES AND SALES OF PUT AND CALL OPTIONS AND USE OF SHORT SALES

     It is proposed that the Corporation adopt the following non-fundamental investment policy regarding investment in options and use of short sales:

          "INVESTMENT IN OPTIONS AND USE OF SHORT SALES. The Registrant may purchase and sell put and call options and make short sales of securities."

     Under the Corporation's Certificate of Incorporation and its investment objectives as set forth in its registration statement under the 1940 Act, the Corporation is currently empowered to purchase, sell and invest in all forms of securities, including put and call options, and to make short sales. While the Corporation presently has the authority to engage both in purchases and sales of put and call options and in short sales, it has never done so. The Board of Directors believes it is desirable for the Corporation to have the flexibility of employing investment techniques involving the use of options and short sales when in the opinion of the Board such activity is advisable and appropriate and consistent with the investment objectives of the Corporation. Through such investment activity it is believed that return on invested capital can be supplemented and that these additional strategies can be used to complement the investment objectives of the Corporation.
     An option on a security is a contract that gives the purchaser of the option, in return for the payment of a premium, the right to buy from (call) or sell to (put) the seller (writer) of the option the security underlying the option at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price, or to pay the exercise price upon delivery of the underlying security.
     There are significant differences between the securities markets and the options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. Also, there can be no assurance that a liquid market will exist when the Corporation seeks to close out an option position. If the Corporation were unable to close out an option that it had purchased on a security, it would have to exercise the option to realize any profit or the option would expire and become worthless. If the Corporation were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security until the option expired. As the writer of a covered call option on a security, the Corporation foregoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and exercise price of the call.
                                       14

     Short sales involve the selling of securities not owned by the seller. The seller borrows stock certificates for delivery at the time of the short sale. At some future date, agreed upon between the seller and the broker, the seller has the obligation to replace the shares of the security sold (cover the short sale). The technique is used (i) to take advantage of an anticipated decline in the price of such security or (ii) to protect a profit in a long position (I.E., to hedge against the risk that securities held for an extended period by the Corporation will decrease in value).
     The primary risk involved with making a short sale is that the price of the underlying securities initially sold will increase, as opposed to decrease, and that the seller will be obligated to purchase shares of such security at a higher price in order to replace the securities initially borrowed and sold. If the seller owns an equal amount of the underlying securities or has entered into an option to purchase such number of securities at a comparable price to that at which the seller initially makes the short sale (I.E., seller makes a "covered" short sale), then the risk described in the preceding sentence is eliminated.
     Approval of this proposal will confirm the Corporation's right to engage in
(i) the writing, sale and purchase of put and call options and (ii) short sales, whether "covered" or not, subject to any restrictions imposed by law.
     The Corporation may engage in the writing, sale and purchase of options and may make short sales to the extent of 15% of the assets of the Corporation.
     For a discussion of certain tax consequences related to investments in options and the use of short sales, see the discussion on page 13.
     Although the adoption by the Corporation of a non-fundamental policy permitting the purchase and sale by the Corporation of options and the use of short sales does not require stockholder approval, the Corporation is nonetheless seeking approval of this non-fundamental policy by the affirmative vote of a majority of the shares of Common Stock and Convertible Preference Stock, $2.00 Series D, voting together as a single class, present or represented at the Meeting, a quorum being present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        PROPOSAL 7.  AFFIRMATION OF INVESTMENT POLICY OF THE CORPORATION

     The Corporation operated as a non-diversified investment company*from 1941 to 1972. After stockholders' approval at the 1975 Annual Meeting, it operated as a non-diversified investment company from 1976 to 1981. From 1982 to 1987 the Corporation operated as a diversified investment company. After stockholders' approval at the 1987 Annual Meeting, it again operated as a non-diversified investment company from 1989 to 1995. Since then, as a result of price changes in its portfolio securities, the Corporation has operated as a diversified investment company. When an investment company becomes temporarily
---------------
* Definition of diversified and non-diversified investment company according to the 1940 Act:
(1) "Diversified company" means a management company which meets the following requirements: At least 75 per centum of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 per centum of the value of the total assets of such management company and to not more than 10 per centum of the outstanding voting securities of such issuer.
(2) "Non-diversified company" means any management company other than a diversified company.
                                       15
diversified, it may resume its non-diversified status if it does so within three years. After three years stockholder approval is required. For that reason, the proposal to operate as a non-diversified investment company is again being presented to stockholders for approval.
     For many years the investment policy of the Corporation has involved the investment of a substantial proportion of its assets in a relatively few companies, with the balance of the assets invested in a broad general market portfolio. To the extent that the Corporation's assets are invested in fewer companies, adverse results for one of such companies may have relatively greater consequences for the performance of the Corporation's portfolio. Your management, however, believes that its approach represents a soundly conceived investment philosophy in which risk may be reduced by active and intimate knowledge of the opportunities and problems of companies in which investments are made.
     Adoption of the foregoing investment policy will mean the Corporation will not be required to meet the requirements for a diversified investment company. However, the Corporation intends to continue to meet all the requirements to be a "regulated investment company" under the Internal Revenue Code. No specific timetable has been determined and substantial investments will only be made as situations are identified by management. Accordingly, in order to provide the Corporation with the necessary flexibility, stockholders are asked to vote for the adoption of the following declaration of policy with respect to the Corporation's subclassification, as defined under the 1940 Act:
          "RESOLVED, that in order to maintain maximum flexibility in making investments the Corporation be and it hereby is authorized to operate as a non-diversified investment company."
     To become effective, the proposed resolution must be approved by the affirmative vote of (i) the lesser of (A) 67% of all of the outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class, present or represented at the Meeting (assuming that more than 50% of the combined outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D are present or represented at the Meeting) or (B) a majority of all of the outstanding shares of Common Stock and Convertible Preference Stock, $2.00 Series D of the Corporation, voting together as a single class, and (ii) a majority of all of the outstanding shares of Convertible Preference Stock, $2.00 Series D, voting as a separate class.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which may properly be, and are likely to be, brought before the Meeting. However, if any proper matters are brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment.

                           1999 STOCKHOLDER PROPOSALS

     Any stockholder proposals for the 1999 Annual Meeting of Stockholders must be received by the Corporation at its office at New York, New York prior to October 8, 1998.
                                       16

                                 MISCELLANEOUS

     The Corporation will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Corporation may also solicit proxies by telephone or personal interview. The Corporation will request brokers, banks and nominees who hold stock in their names to furnish this proxy material to the beneficial owners thereof and to solicit proxies from them, and will reimburse such brokers, banks and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.
     A copy of the Annual Report including financial statements for the year ended December 31, 1997 is enclosed.
     Please date, sign and return the enclosed proxy at your earliest convenience. No postage is required for mailing in the United States.
                                       17

******************************************************************************

                                   Appendix

                                PRELIMINARY COPY
                          CENTRAL SECURITIES CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING MARCH 11, 1998

                                    P R O X Y
The undersigned hereby appoints MICHAEL J. BARBERA, WILMOT H. KIDD and KAREN E. RILEY, and each of them, as attorneys with power of substitution, to represent the undersigned at the annual meeting of stockholders of Central Securities Corporation to be held at the office of the Corporation, 1209 Orange Street, Wilmington, Delaware on March 11, 1998, at 11:00 o'clock A.M., and at any adjournment thereof, on all matters which may properly come before the meeting.

         Election of Directors:

               Nominees to be elected by Preference Stock:
                  Donald G. Calder and Jay R. Inglis

               Nominees to be elected by Common Stock:
                  Dudley D. Johnson, Wilmot H. Kidd
                  and C. Carter Walker, Jr.

-------------------------------------------------------------------------------
                       PLEASE MARK, SIGN, DATE AND RETURN
              THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                           (CONTINUED ON REVERSE SIDE)

/X/ Please mark your
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposals 2, 3, 4, 5, 6 and 7.

                     FOR             WITHHELD
1.  ELECTION OF      / /               / /
    DIRECTORS.
    (see reverse)
For, except vote withheld from the following nominee(s):



--------------------



                                   FOR     AGAINST     ABSTAIN
2.  APPROVAL OF KPMG PEAT          / /      / /          / /
    MARWICK LLP as indepen-
    dent auditors for 1998.


3.  APPROVAL OF AMEND-
    MENT TO CERTIFICATE OF        / /      / /           / /
    INCORPORATION increasing
    authorized number of shares
    of Common Stock and
    Convertible Preference Stock.

                                             FOR     AGAINST     ABSTAIN

4.  APPROVAL OF PROPOSAL TO                  / /       / /         / /
    CHANGE FUNDAMENTAL
    POLICY regarding senior
    securities.


5.  APPROVAL OF PROPOSAL TO                 / /       / /          / /
    CHANGE FUNDAMENTAL
    POLICY regarding purchase or
    sale of commodities or commodity
    contracts.


6.  APPROVAL OF PROPOSAL TO                / /       / /          / /
    ADOPT NON-FUNDAMENTAL
    POLICY regarding purchases
    and sales of put and call options
    and use of short sales.


7.  AFFIRMATION OF                        / /       / /          / /
    INVESTMENT POLICY to
    operate as a non-diversified
    investment company.


8. In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.


     THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


------------------------------------------------

                                             1998
-------------------------------------------------
  SIGNATURE(S)                       DATE